Exhibit 10.3

July 25, 2014

Sealed Air Corporation

200 Riverfront Blvd., 3rd Floor

Elmwood Park, New Jersey 07407

Attn: Treasurer and General Counsel

Ladies and Gentlemen:

Reference is hereby made (i) to the Syndicated Facility Agreement, originally dated as of October 3, 2011, as amended and restated pursuant to the Restatement Agreement, dated as of November 15, 2012 as further amended by Amendment No. 1 to Credit Agreement, dated as of November 27, 2013, and as further amended and restated pursuant to the Second Restatement Agreement dated as of July 25, 2014 (the “Credit Agreement”; capitalized terms used herein without definition shall have the respective meanings assigned to them in the Credit Agreement), made by, among others, Sealed Air Corporation (the “Company”) and Bank of America, N.A., as administrative agent (the “Agent”), and (ii) the Foreign Subsidiary Guaranty, dated as of October 3, 2011 (the “Foreign Subsidiary Guaranty”), made by the Guarantors party thereto in favor of the applicable Secured Parties referred to therein.

At the request of the Company, the Agent hereby confirms, on behalf of Lenders and for itself in its capacity as Agent, that notwithstanding any provision of the Credit Agreement or any other Loan Document to the contrary, (i) the representations set forth in Section 4.01(z) of the Credit Agreement, and any respective undertaking under the Credit Agreement in connection therewith, shall not be made by or with respect to any Guarantor that is organized in the Federal Republic of Germany, to the extent that the making of such representations and/or undertaking would result in any violation of, conflict with or liability under, Council Regulation (EC) 2271/96 or section 7 foreign trade rules (AWV) (Aussenwirtschaftsverordnung) or a similar anti-boycott statute; and (ii) Section 5.01(r) of the Credit Agreement shall not apply to any Group Member organized in the Federal Republic of Germany to the extent that compliance with the above by such Group Member would result in (A) any violation of, conflict with or liability under Council Regulation (EC) 2271/96, or (B) a violation or conflict with section 7 foreign trade rules (AWV) (Aussenwirtschaftsverordnung) or a similar anti-boycott statute.

Except as expressly provided herein, all provisions, terms and conditions of the Credit Agreement and each other Loan Document shall remain in full force and effect.

Upon the receipt by the Agent of the separate written consents of Lenders constituting the “Required Lenders” (as defined in the Credit Agreement), this letter agreement shall become effective as of the date first written above. As amended hereby, the Credit Agreement is hereby ratified and confirmed in all respects by the Company and each other Loan Party party hereto.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York and may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURES TO FOLLOW.]

Very truly yours,

BANK OF AMERICA, N.A., as Agent

By:
Name:
Title:

Accepted and agreed by:

SEALED AIR CORPORATION

By:
Name:	Tod S. Christie
Title:	Treasurer

SEALED AIR MANAGEMENT HOLDING VERWALTUNGS GMBH

By:
Name:	Norman D. Finch, Jr.
Title:	Authorised Representative

SEALED AIR MULTIFLEX GMBH

By:
Name:	Norman D. Finch, Jr.
Title:	Director

[Signature Page to German Guarantor Letter Agreement]

SEALED AIR VERPACKUNGEN GMBH

By:
Name:	Norman D. Finch, Jr.
Title:	Director

SEALED AIR GMBH

By:
Name:	Norman D. Finch, Jr.
Title:	Director

DIVERSEY DEUTSCHLAND GMBH & CO OHG

By:
Name:
Title:

DIVERSEY DEUTSCHLAND MANAGEMENT GMBH

By:
Name:
Title:

DIVERSEY GERMANY PRODUCTION OHG

By:
Name:
Title:

DIVERSEY GERMANY SERVICES OHG

By:
Name:
Title:

[Signature Page to German Guarantor Letter Agreement]